                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 17, 1995


                      PAXSON COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                         1-13452                     59-3212788
- --------------------------------------------------------------------------------
(State or other                  (Commission               (IRS Employer
jurisdiction of                  File Number)            Identification No.)
incorporation)



           601 Clearwater Park Road, West Palm Beach, FL  33401
 -------------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: (407) 659-4122
                                                    ----------------------------

PAXSON COMMUNICATIONS CORP., 18401 U.S. Highway 19 North, Clearwater, FL  34624
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Amendment To File Acquisition Financial Statements.

     On June 1, 1995, the Registrant filed a report on Form 8-K with respect to its acquisition of the assets comprising KZKI (TV-30) serving the Los Angeles, California market and the assets comprising WGOT (TV-60) serving the Boston, Massachusetts market. At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired assets, and the Registrant stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable thereafter, but no later than July 31, 1995. By this amendment to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include such required financial statements and pro forma financial information herewith.



Item 7.  Financial Statements and Exhibits.

     (a)     Pro Forma Financial Information.

             Paxson Communications Corporation Unaudited Pro Forma Combined Balance Sheet at March 31, 1995

             Paxson Communications Corporation Unaudited Pro Forma Combined Statement of Operations:
             For the three months ended 3/31/95
             For the year ended 12/31/94

     (b)     Financial Statements of Businesses Acquired.

             KZKI-TV (A division of Sandino Telecasters, Inc.) Financial Statements, January 31, 1995

             Paugus Television, Inc. (WGOT-TV) Financial Statements, December 31, 1994

PAXSON COMMUNICATIONS CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined balance sheet and statements of operations present the pro forma combined financial position at March 31, 1995 and pro forma combined results of operations for the three months ended March 31, 1995 and for the year ended December 31, 1994 while giving effect to PCC's acquisitions of KZKI-TV for $18 million and WGOT-TV for $3.05 million under the purchase method of accounting. The financial statements of KZKI-TV are presented using the station's fiscal year reporting period with the balance sheet presented as of April 30, 1995, statement of operations for the three months ended April 30, 1995 and statement of operations for the year ended January 31, 1995. The unaudited pro forma combined statements of operations for the three months ended March 31, 1995 and for the year ended December 31, 1994 assume that these acquisitions had been completed on January 1, 1994. The unaudited pro forma combined balance sheet at March 31, 1995 assumes that these acquistions had been completed on March 31, 1995. The Unaudited Pro Forma Combined Financial Statements give effect only to the adjustments set forth in the accompanying notes. These financial statements are not necessarily indicative of the results of operations or financial position which would have been achieved had the acquisitions been completed as of the beginning of the earliest period presented, nor are the statements necessarily indicative of PCC's future results of operations or financial position.

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
================================================================================
At 3/31/95

                                                                                                  Pro Forma         Pro Forma
ASSETS                                                PCC         KZKI-TV(1)       WGOT-TV       Adjustments         Combined
                                                 ------------    -----------    ------------    ------------      ------------
Cash and cash equivalents                        $  3,442,238    $    41,504    $     18,061                      $  3,501,803
Accounts receivable                                12,975,050          2,762         101,312                        13,079,124
Other receivables                                   1,750,000              0               0                         1,750,000
Prepaid and other current assets                    3,332,117         79,384         102,665                         3,514,166
                                                 ------------    -----------    ------------    ------------      ------------
      Total current assets                         21,499,405        123,650         222,038               0        21,845,093

Property and equipment, net                        57,061,102      2,068,617         141,270       4,883,272 (a)    64,154,261
Intangible assets, net                             63,026,497      6,723,084         579,088       6,772,557 (a)    77,101,226
Other assets, net                                  13,341,994              0          34,671                        13,376,665
                                                 ------------    -----------    ------------    ------------      ------------
      Total assets                               $154,928,998    $ 8,915,351    $    977,067    $ 11,655,829      $176,477,245
                                                 ============    ===========    ============    ============      ============

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities         $  4,843,539    $    58,593    $    410,339                      $  5,312,471
Unearned revenue                                            0         29,315               0                            29,315
Current portion of long-term debt                  10,267,461     11,951,824       7,963,217     (19,915,041)(b)    10,267,461
Current deferred income taxes                               0              0               0                                 0
                                                 ------------    -----------    ------------    ------------      ------------
      Total current liabilities                    15,111,000     12,039,732       8,373,556     (19,915,041)       15,609,247

Long-term debt                                     79,861,069              0          36,089      21,013,911 (b)   100,911,069
Deferred income taxes                               1,154,940              0               0                         1,154,940
Minority interest                                   1,155,944              0               0                         1,155,944

Redeemable preferred stock                         44,188,637              0               0                        44,188,637
Redeemable common stock warrants                    1,881,952              0               0                         1,881,952

Common stock                                        5,373,306              0             284            (284)(d)     5,373,306
Treasury stock                                        (77,666)             0               0                           (77,666)
Additional paid-in-capital                         20,647,647              0       2,843,516      (2,843,516)(d)    20,647,647
Accumulated deficit                               (14,367,831)    (3,124,381)    (10,276,378)     13,400,759 (d)   (14,367,831)
                                                 ------------    -----------    ------------    ------------      ------------
      Total liabilities & stockholders' equity   $154,928,998    $ 8,915,351    $    977,067    $ 11,655,829      $176,477,245
                                                 ============    ===========    ============    ============      ============

(1) The financial statements of KZKI-TV are presented using the station's fiscal year reporting period with the balance sheet presented as of April 30, 1995, statement of operations for the three months ended April 30, 1995 and statement of operations for the year ended January 31, 1995.

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
================================================================================

For The Three Months Ended 3/31/95

                                                                                                           Pro Forma     Pro Forma
                                                                PCC          KZKI(1)           WGOT       Adjustments     Combined
                                                            -----------     ---------       ---------     -----------   -----------
Revenues
    Local & National                                        $18,483,224     $ 855,202       $ 238,356     $       0     $19,576,782
    Retail & Other                                            1,490,966             0          88,035             0       1,579,001
    Trade                                                       645,513             0          46,216             0         691,729
                                                            -----------     ---------       ---------     ---------     -----------
Total Revenue                                                20,619,703       855,202         372,607             0      21,847,512
                                                            -----------     ---------       ---------     ---------     -----------


Operating Expenses
    Direct                                                    5,634,155        12,720          49,588             0       5,696,463
    Programming                                               3,126,804         8,193         114,345             0       3,249,342
    Sales & Promotion                                         2,179,513             0          37,140             0       2,216,653
    Technical                                                   979,206        95,441          55,377             0       1,130,024
    General & Administrative                                  4,657,850       200,897          70,513             0       4,929,260
    Trade                                                       471,541             0          44,603             0         516,144
    Retail                                                            0             0               0             0               0
    Time Brokerage Fees                                         239,048             0               0             0         239,048
    Broadcast Rights Fees                                     1,041,582             0               0             0       1,041,582
    Program Rights Amortization                                 351,835             0          17,189             0         369,024
    Depreciation & Amortization                               3,784,629       181,266          67,819        67,240 (a)   4,100,954
                                                            -----------     ---------       ---------     ---------     -----------
OPERATING INCOME (LOSS)                                      (1,846,460)      356,685         (83,967)      (67,240)     (1,640,982)


Other Income (Expense)
    Interest Expense, Net                                    (1,794,159)     (227,134)       (116,103)     (160,063)(b)  (2,297,459)
    Gain (Loss) on Sale of Assets                                     0             0               0             0               0
    Other Income (Expense), Net                                  67,635             0          (9,031)            0          58,604
                                                            -----------     ---------       ---------     ---------     -----------
EARNINGS BEFORE TAXES & EXTRAORDINARY ITEMS                  (3,572,984)      129,551        (209,101)     (227,303)     (3,879,837)


    Benefit (Provision) for Income Taxes                        320,000             0               0             0         320,000
                                                            -----------     ---------       ---------     ---------     -----------
EARNINGS BEFORE EXTRAORDINARY ITEMS                          (3,252,984)      129,551        (209,101)     (227,303)     (3,559,837)


    Minority Interest & Extraordinary Items                           0             0               0             0               0
                                                            -----------     ---------       ---------     ---------     -----------
NET INCOME (LOSS)                                            (3,252,984)      129,551        (209,101)     (227,303)     (3,559,837)


    Dividends & Accretion on Pfd & Com Stock Warrants        (2,190,952)            0               0             0      (2,190,952)
                                                            -----------     ---------       ---------     ---------     -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK
  & EQUIVALENTS                                             $(5,443,936)    $ 129,551       $(209,101)    $(227,303)    $(5,750,789)
                                                            ===========     =========       =========     =========     ===========


    Pro Forma Weighted Average Shares Outstanding            34,354,201                                                  34,354,201
                                                            ===========                                                 ===========
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON
  STOCK & EQ.                                               $     (0.16)                                                $     (0.17)
                                                            ===========                                                 ===========

(1) The financial statements of KZKI-TV are presented using the station's fiscal year reporting period with the balance sheet presented as of April 30, 1995, statement of operations for the three months ended April 30, 1995 and statement of operations for the year ended January 31, 1995.

PAXSON COMMUNICATIONS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
================================================================================

For The Year Ended 12/31/94

                                                                                                         Pro Forma      Pro Forma
                                                              PCC           KZKI(1)          WGOT       Adjustments      Combined
                                                          -----------     ----------     -----------   ------------    ------------
Revenues
    Local & National                                      $56,668,983     $1,711,911     $   877,165   $         0     $ 59,258,059
    Retail & Other                                          2,779,215              0          38,698             0        2,817,913
    Trade                                                   2,619,245              0         305,821             0        2,925,066
                                                          -----------     ----------     -----------   -----------     ------------
Total Revenue                                              62,067,443      1,711,911       1,221,684             0       65,001,038
                                                          -----------     ----------     -----------   -----------     ------------


Operating Expenses
    Direct                                                 16,221,385         64,363         184,081             0       16,469,829
    Programming                                             8,750,624         22,215         441,303             0        9,214,142
    Sales & Promotion                                       5,753,025              0         141,393             0        5,894,418
    Technical                                               2,113,117        395,512         194,241             0        2,702,870
    General & Administrative                               11,689,343        558,220         534,430      (152,000)(c)   12,629,993
    Trade                                                   2,426,118              0         275,352             0        2,701,470
    Retail                                                    568,372              0               0             0          568,372
    Time Brokerage Fees                                       503,698              0               0             0          503,698
    Broadcast Rights Fees                                   2,379,516              0               0             0        2,379,516
    Program Rights Amortization                               820,754              0         174,034             0          994,788
    Depreciation & Amortization                            12,403,528        743,396         203,456       318,448 (a)   13,668,828
                                                          -----------     ----------     -----------   -----------     ------------
OPERATING INCOME (LOSS)                                    (1,562,037)       (71,795)       (926,606)     (166,448)      (2,726,886)


Other Income (Expense)
    Interest Expense, Net                                  (4,874,710)      (855,800)       (331,815)     (824,635)(b)   (6,886,960)
    Gain (Loss) on Sale of Assets                              28,105              0         (13,146)            0           14,959
    Other Income (Expense), Net                               (33,432)             0         (37,951)            0          (71,383)
                                                          -----------     ----------     -----------   -----------     ------------
EARNINGS BEFORE TAXES & EXTRAORDINARY ITEMS                (6,442,074)      (927,595)     (1,309,518)     (991,083)      (9,670,270)


    Benefit (Provision) for Income Taxes                    1,680,000              0               0             0        1,680,000
                                                          -----------     ----------     -----------   -----------     ------------
EARNINGS BEFORE EXTRAORDINARY ITEMS                        (4,762,074)      (927,595)     (1,309,518)     (991,083)      (7,990,270)


    Minority Interest & Extraordinary Items                         0              0               0             0                0
                                                          -----------     ----------     -----------   -----------     ------------
NET INCOME (LOSS)                                          (4,762,074)      (927,595)     (1,309,518)     (991,083)      (7,990,270)


    Dividends & Accretion on Pfd & Com Stock Warrants      (3,385,456)             0               0             0       (3,385,456)
                                                          -----------     ----------     -----------   -----------     ------------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK
  & EQUIVALENTS                                           $(8,147,530)    $ (927,595)    $(1,309,518)  $  (991,083)    $(11,375,726)
                                                          ===========     ==========     ===========   ===========     ============


    Pro Forma Weighted Average Shares Outstanding          33,430,116                                                    33,430,116
                                                          ===========                                                  ============
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON
  STOCK & EQ.                                             $     (0.24)                                                 $      (0.34)
                                                          ===========                                                  ============

(1) The financial statements of KZKI-TV are presented using the station's fiscal year reporting period with the balance sheet presented as of April 30, 1995, statement of operations for the three months ended April 30, 1995 and statement of operations for the year ended January 31, 1995.

PAXSON COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        1.  Unaudited Pro Forma Adjustments

        The Unaudited Pro Forma Combined Financial Statements reflect the following unaudited pro forma adjustments:

        (a) To reflect the increase in depreciation and amortization expense for purchase accounting allocations made for the acquisitions of KZKI-TV and WGOT-TV.

        The increase in depreciation expense represents the purchase accounting step-up of property and equipment to fair value arising from the acquisitions of KZKI-TV and WGOT-TV of $2,400,000 and $2,483,272, respectively, being depreciated over six years, for the three months ended March 31, 1995 of $100,000 and $103,450, respectively, and for the year ended December 31, 1994 of $400,000 and $413,800, respectively.

        The increase in amortization expense represents the excess of cost over fair value of assets acquired, consisting of FCC licenses, goodwill and other intangible assets, arising from the acquisition of KZKI-TV of $6,772,557, being amortized over fifteen years, for the three months ended March 31, 1995 of $112,875 and for the year ended December 31, 1994 of $451,500.

        Historical depreciation and amortization expense of KZKI-TV and WGOT-TV has been eliminated for pro forma financial statement presentation.

        A final determination of required purchase accounting adjustments, including allocation of the purchase price to assets acquired and liabilities assumed based on their respective fair market values, has not yet been completed. Accordingly, the purchase accounting adjustments made in presenting the Unaudited Pro Forma Combined Financial Statements are preliminary and have been made solely to facilitate the presentation of these Unaudited Pro Forma Combined Financial Statements. PCC will finalize the purchase accounting adjustments after performing a study to determine the fair values of assets and liabilities of the transactions.

        (b) To reflect interest expense on debt incurred in connection with the acquisitions of KZKI-TV and WGOT-TV of $18 million and $3.05 million, respectively, for the three months ended March 31, 1995 of $430,300 and $73,000, respectively, and for the year ended December 31, 1994 of $1,721,250 and $291,000, respectively. The annual interest rate assumed for the indebtedness incurred is 9.5625% (PCC's current borrowing rate). Historical interest expense and the related debt of KZKI-TV and WGOT-TV has been eliminated for pro forma financial statement presentation.

        (c) To reflect the elimination KZKI-TV transaction expenses of $152,000 of general and administrative expenses for the year ended December 31, 1994, which represent legal and investment banking expenses incurred and expensed related to the sale of the station to PCC.

        (d) To eliminate the equity balances of KZKI-TV and WGOT-TV acquired through the acquisitions and reported using the purchase method of accounting.

                        INDEX OF FINANCIAL STATEMENTS

                                                                                                     Page
                                                                                                    ------
KZKI-TV (A division of Sandino Telecasters, Inc.)
Financial Statements -- January 31, 1995
Report of Independent Certified Public Accountants..................................................  F-1
Balance Sheet.......................................................................................  F-2
Statement of Operations.............................................................................  F-3
Statement of Changes in Divisional Deficit..........................................................  F-4
Statement of Cash Flows.............................................................................  F-5
Notes to Financial Statements.......................................................................  F-6

Paugus Television, Inc. (WGOT-TV)
Financial Statements -- December 31, 1994
Report of Independent Certified Public Accountants..................................................  F-10
Balance Sheet.......................................................................................  F-11
Statement of Operations.............................................................................  F-12
Statement of Changes in Stockholders' Deficit.......................................................  F-13
Statements of Cash Flows............................................................................  F-14
Notes to Financial Statements.......................................................................  F-15


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
of KZKI-TV (a division of Sandino Telecasters)


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in divisional deficit and of cash flows present fairly, in all material respects, the financial position of KZKI-TV (a division of Sandino Telecasters), (the "Station") at January 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Station's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Station will continue as a going concern. As discussed in Note 1 to the financial statements, the Station has incurred cumulative net losses and has significant notes payable which are due on demand, which raise substantial doubt about the Station's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP
Tampa, Florida
July 17, 1995

KZKI-TV (A division of Sandino Telecasters)


BALANCE SHEET
- -----------------------------------------------------------------------------------------------------------



                                                                              APRIL 30,        JANUARY 31,
                                                                                1995               1995
                                                                             (UNAUDITED)
        ASSETS

Current assets:
   Cash and cash equivalents                                               $       41,504     $       91,180
   Accounts receivable                                                              2,762              6,695
   Prepaid expenses and other assets                                               79,384             10,813
                                                                           --------------     --------------

     Total current assets                                                         123,650            108,688

Property and equipment, net                                                     2,068,617          2,180,634
Intangible assets, net                                                          6,723,084          6,792,333
                                                                           --------------     --------------

     Total assets                                                          $    8,915,351     $    9,081,655
                                                                           ==============     ==============

          LIABILITIES AND DIVISIONAL DEFICIT

Current liabilities:
   Accounts payable and accrued liabilities                                $       58,593     $       41,261
   Unearned revenue                                                                29,315             71,074
   Related party payables
     Accrued interest                                                           2,878,950          2,650,378
     Notes payable                                                              9,072,874          9,572,874
                                                                           --------------     --------------

        Total current liabilities                                              12,039,732         12,335,587
                                                                           --------------     --------------

Divisional deficit                                                             (3,124,381)        (3,253,932)
                                                                           --------------     --------------

   Commitments and contingencies (see Note 6)

        Total liabilities and divisional deficit                           $    8,915,351     $    9,081,655
                                                                           ==============     ==============





               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

KZKI-TV (A division of Sandino Telecasters)


STATEMENT OF OPERATIONS
- ------------------------------------------------------------------------------------------------------------



                                                                               FOR THE           FOR THE
                                                                            QUARTER ENDED       YEAR ENDED
                                                                              APRIL 30,        JANUARY 31,
                                                                                1995               1995
                                                                             (UNAUDITED)
Revenue:
   Network programming                                                     $      277,422     $      871,701
   Paid programming and other                                                     577,780            840,210
                                                                           --------------     --------------

     Total revenue                                                                855,202          1,711,911
                                                                           --------------     --------------

Operating expenses:
   Technical                                                                       95,441            395,512
   Direct                                                                          12,720             64,363
   Programming                                                                      8,193             22,215
   General and administrative                                                     200,897            558,220
   Depreciation and amortization                                                  181,266            743,396
                                                                           --------------     --------------

     Total operating expenses                                                     498,517          1,783,706
                                                                           --------------     --------------

Income (loss) from operations                                                     356,685            (71,795)

Related party interest expense                                                   (227,134)          (855,800)
                                                                           --------------     --------------

     Net income (loss)                                                     $      129,551     $     (927,595)
                                                                           ==============     ==============





                 The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

KZKI-TV (A division of Sandino Telecasters)


STATEMENT OF CHANGES IN DIVISIONAL DEFICIT
- ------------------------------------------------------------------------------------------



Balance at February 1, 1994                                                $   (2,326,337)

Net loss                                                                         (927,595)
                                                                           --------------

Balance at January 31, 1995                                                    (3,253,932)

Net income through April 30, 1995 (unaudited)                                     129,551
                                                                           --------------

Balance at April 30, 1995 (unaudited)                                      $   (3,124,381)
                                                                           ==============





               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

KZKI-TV (A division of Sandino Telecasters)


STATEMENT OF CASH FLOWS
- -------------------------------------------------------------------------------------------------------------

                                                                               FOR THE           FOR THE
                                                                            QUARTER ENDED       YEAR ENDED
                                                                              APRIL 30,        JANUARY 31,
                                                                                1995               1995
                                                                             (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                                       $      129,551     $     (927,595)
Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
   Depreciation and amortization                                                  181,266            743,396
   Decrease (increase) in accounts receivable                                       3,933             (5,297)
   Increase in prepaid expenses and other assets                                  (68,571)            (7,069)
   Increase in accounts payable and
    accrued liabilities                                                            17,332             31,209
   (Decrease) increase in unearned revenue                                        (41,759)            56,228
   Increase in related party accrued interest                                     228,572            855,800
                                                                           --------------     --------------

     Net cash provided by operating activities                                    450,324            746,672
                                                                           --------------     --------------

Cash flows from investing activities:
   Purchases of property and equipment                                            -                 (204,410)

Cash flows from financing activities:
   Proceeds from related party note payable                                       -                  418,588
   Payments of related party note payable                                        (500,000)          (935,000)
                                                                           --------------     --------------

     Net cash used for financing activities                                      (500,000)          (516,412)
                                                                           --------------     --------------

(Decrease) increase in cash and cash equivalents                                  (49,676)            25,850

Cash and cash equivalents at beginning of year                                     91,180             65,330
                                                                           --------------     --------------

Cash and cash equivalents at end of period                                 $       41,504     $       91,180
                                                                           ==============     ==============

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                  $            0     $            0
                                                                           ==============     ==============

   Cash paid for income taxes                                              $            0     $            0
                                                                           ==============     ==============





                 The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

KZKI-TV (A division of Sandino Telecasters)

NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 1995
- --------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     KZKI-TV (A division of Sandino Telecasters) (the "Station"), is engaged in the operation of a television broadcasting station in the Los Angeles, California market. Sandino Telecasters operates the television station under a license granted by the Federal Communications Commission.

     The Station has incurred cumulative net losses through January 31, 1995 totaling approximately $3,254,000. Additionally, the Station owes approximately $12,223,000 on demand notes payable and accrued interest to a related party. The Station does not have sufficient means to repay the notes payable if called (see Note 4). These conditions raise substantial doubt regarding the Station's ability to continue as a going concern. Owners plan to liquidate the Station's liabilities through a sale of the Station's assets (see Note 7).

     Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

          Broadcasting tower and equipment                         10 years
          Leasehold improvements                              Term of lease
          Office furniture and equipment                            6 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets consists of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 25 years.

KZKI-TV (A division of Sandino Telecasters)

NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 1995
- --------------------------------------------------------------------------------

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Income taxes

     The Station's operating results have been included in the tax return filed by Sandino Telecasters. A provision for intercompany income taxes, which approximates the income tax provision calculated for Station income on a standalone basis was calculated to be $0 based upon cumulative net losses.

     Interim financial data

     The interim financial data of the Station is unaudited; however, in the opinion of Station management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the interim periods. The results of operations for the quarter ended April 30, 1995 are not necessarily indicative of the results that could be expected for the entire fiscal year ending January 31, 1996.

2.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                              JANUARY 31,
                                                                 1995
     Broadcasting tower and equipment                       $    2,171,897
     Leasehold improvements                                        473,413
     Office furniture and equipment                                 33,002
                                                            --------------
                                                                 2,678,312
     Accumulated depreciation                                     (497,678)
                                                            --------------
     Property and equipment, net                            $    2,180,634
                                                            ==============

     Depreciation expense for the year                      $      459,396
                                                            ==============

KZKI-TV (A division of Sandino Telecasters)

NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 1995

3.   INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                  JANUARY 31,
                                                                     1995
     FCC licenses                                               $    7,100,000
     Accumulated amortization                                         (307,667)
                                                                --------------
     Intangible assets, net                                     $    6,792,333
                                                                ==============

     Amortization expense for the year                          $      284,000
                                                                ==============


4.   RELATED PARTY NOTES PAYABLE:

     Related party notes payable consist of the following:

                                                                  JANUARY 31,
                                                                     1995
     Note payable, prime + 1% interest compounded
     annually, interest and principal due on demand             $    7,100,000

     Note payable, prime + 1%  interest compounded
     annually, interest and principal due on demand                  2,472,874
                                                                --------------

                                                                $    9,572,874
                                                                ==============


     In 1991, the Station borrowed $7,100,000 from Astrum Management Group ("Astrum"), a minority shareholder of Sandino Telecasters, in order to purchase the FCC license and begin operations (see Note 5). The note accrues interest at prime + 1% and is due on demand. At January 31, 1995, accrued interest payable on the note was $2,319,638; no interest or principal repayments have been made to date.

     Additionally, the Station entered into a revolving credit agreement with Astrum, whereby Astrum funded initial construction of the Station and continues to fund working capital shortfalls. The working capital note accrues interest at prime +1% and is due on demand. At January 31, 1995, accrued interest payable on the note was $330,740; no interest repayments have been made to date.

KZKI-TV (A division of Sandino Telecasters)

NOTES TO FINANCIAL STATEMENTS
JANUARY 31, 1995
- --------------------------------------------------------------------------------

5.   RELATED PARTY TRANSACTIONS:

     The Station has entered into several agreements with related parties. As discussed in Note 4, the Station has significant outstanding notes payable and accrued interest payable with Astrum. Additionally, Astrum provides financial management and accounting services for the Station. The value of these services based on estimated hours expended by Astrum was approximately $6,000, for the year ended January 31, 1995. All other overhead, debt and interest allocations have been appropriately reflected in the Station's financial statements.

6.   COMMITMENTS AND CONTINGENCIES:

     The Station incurred expenses of approximately $44,922 for the year ended January 31, 1995 under a non-cancellable operating lease for office space. Additionally, the Station incurred expenses of approximately $10,695 for a special use permit from the U.S. Department of Forestry for use of the land surrounding the station's tower. Future minimum annual payments under the operating lease as of January 31, 1995, are $31,820, due during fiscal year 1996.

7.   SUBSEQUENT EVENT:

     On May 17, 1995, the Owners sold the Station's assets to Paxson Communications Corporation for approximately $18,000,000.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
of Paugus Television, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Paugus Television, Inc. (the "Company"), at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has incurred cumulative net losses from operations and has significant notes payable which are due on demand that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1 to the accompanying financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ PRICE WATERHOUSE LLP
- ------------------------
PRICE WATERHOUSE LLP
Tampa, Florida
July 19, 1995

Paugus Television, Inc. (WGOT-TV)


BALANCE SHEET
- ------------------------------------------------------------------------------------------------------------

                                                                              MARCH 31,        DECEMBER 31,
                                                                                1995               1994
                                                                             (UNAUDITED)
        ASSETS
Current assets:
   Cash and cash equivalents                                               $       18,061     $       14,127
   Accounts receivable, less allowance for
    doubtful accounts of $14,948 and $23,965                                      101,312            124,510
   Prepaid expenses and other assets                                               51,100             21,319
   Current program rights                                                          51,565             68,754
                                                                           --------------     --------------
        Total current assets                                                      222,038            228,710

Property and equipment, net                                                       141,270            202,203
Intangible assets, net                                                            579,088            587,318
Program rights, net                                                                34,671             34,671
                                                                           --------------     --------------

        Total assets                                                       $      977,067     $    1,052,902
                                                                           ==============     ==============
        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable and accrued liabilities                                $      134,221     $      135,340
   Other payables                                                                 175,243            182,051
   Current program rights payable                                                 100,875            111,594
   Related party payables:
     Accrued interest payable                                                   1,159,417          1,043,505
     Notes payable                                                              6,803,800          6,767,800
                                                                           --------------     --------------
        Total current liabilities                                               8,373,556          8,240,290

Program rights payable                                                             36,089             36,089
                                                                           --------------     --------------
          Total liabilities                                                     8,409,645          8,276,379

Stockholders' deficit:
   Common stock, $1 par, 300 shares authorized,
     284.38 shares issued and outstanding                                             284                284
   Additional paid-in capital                                                   2,843,516          2,843,516
   Retained deficit                                                           (10,276,378)       (10,067,277)
                                                                           --------------     --------------
          Total stockholders' deficit                                          (7,432,578)        (7,223,477)
                                                                           --------------     --------------

Commitments and contingencies (see Note 8)

        Total liabilities and stockholders' deficit                        $      977,067     $    1,052,902
                                                                           ==============     ==============



              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

Paugus Television, Inc. (WGOT-TV)

STATEMENT OF OPERATIONS
- -------------------------------------------------------------------------------------------------------------

                                                                              FOR THE            FOR THE
                                                                            QUARTER ENDED       YEAR ENDED
                                                                             MARCH 31,         DECEMBER 31,
                                                                                1995               1994
                                                                             (UNAUDITED)
Revenue:
   Local and national advertising                                          $      238,356     $      877,165
   Trade                                                                           46,216            305,821
   Production and other                                                            88,035             38,698
                                                                           --------------     --------------
        Total revenue                                                             372,607          1,221,684
                                                                           --------------     --------------

Operating expenses:
   Technical                                                                       55,377            194,241
   News                                                                            32,912            193,583
   Direct                                                                          49,588            184,081
   Sales                                                                           37,140            141,393
   Production                                                                      33,938            131,089
   Programming and promotion                                                       47,495            116,631
   General and administrative                                                      70,513            534,430
   Trade                                                                           44,603            275,352
   Program rights amortization                                                     17,189            174,034
   Depreciation and amortization                                                   67,819            203,456
                                                                           --------------     --------------
        Total operating expenses                                                  456,574          2,148,290
                                                                           --------------     --------------

Loss from operations                                                              (83,967)          (926,606)

Other income (expense):
   Related party interest expense                                                (116,103)          (331,815)
   Loss on sale of assets                                                             -              (13,146)
   Other expense, net                                                              (9,031)           (37,951)
                                                                           --------------     --------------
Net loss                                                                   $     (209,101)    $   (1,309,518)
                                                                           ==============     ==============


                The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

Paugus Television Inc. (WGOT-TV)


STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
- ---------------------------------------------------------------------------------------------------------------

                                                              STOCKHOLDERS' DEFICIT
                                       ------------------------------------------------------------------------
                                                            ADDITIONAL
                                            COMMON           PAID-IN           RETAINED
                                            STOCK            CAPITAL            DEFICIT             TOTAL
Balance at January 1, 1994             $          284    $    2,843,516    $   (8,757,759)    $   (5,913,959)

Net loss                                                                       (1,309,518)        (1,309,518)
                                       --------------    --------------    --------------     --------------

Balance at December 31, 1994                      284         2,843,516       (10,067,277)        (7,223,477)

Net loss through
 March 31, 1995 (unaudited)                                                      (209,101)          (209,101)
                                       --------------    --------------    --------------     --------------
Balance at March 31, 1995
 (unaudited)                           $          284    $    2,843,516    $  (10,276,378)    $   (7,432,578)
                                       ==============    ==============    ==============     ==============



              The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

Paugus Television, Inc. (WGOT-TV)


STATEMENT OF CASH FLOWS
- --------------------------------------------------------------------------------------------------------------

                                                                           FOR THE QUARTER     FOR THE YEAR
                                                                                ENDED             ENDED
                                                                           MARCH 31, 1995       DECEMBER 31,
                                                                             (UNAUDITED)           1994
Cash flows from operating activities:
   Net loss                                                                $     (209,101)    $   (1,309,518)
Adjustments to reconcile net loss to net
 cash used for operating activities:
   Depreciation and amortization                                                   67,819            203,456
   Program rights amortization                                                     17,189            174,034
   Allowance for doubtful accounts                                                 (9,017)               708
   Loss on sale of assets                                                             -               13,146
   Decrease (increase) in accounts receivable                                      32,215            (62,644)
   (Increase) decrease in prepaid expenses and other assets                       (29,781)           157,833
   (Decrease) increase in accounts payable and accrued liabilities                 (1,119)             8,466
   Decrease in other payables                                                      (6,808)          (193,227)
   Increase in related party accrued interest                                     115,912            322,947
                                                                           --------------     --------------
     Net cash used for operating activities                                       (22,691)          (684,799)
                                                                           --------------     --------------

Cash flows from investing activities:
   Purchases of property and equipment                                               (168)           (43,374)
   Sale of property and equipment                                                     -               42,000
                                                                           --------------     --------------
     Net cash used for investing activities                                          (168)            (1,374)
                                                                           --------------     --------------

Cash flows from financing activities:
   Payments for program rights                                                     (9,207)          (142,581)
   Proceeds from related party notes payable                                       36,000            791,888
                                                                           --------------     --------------
     Net cash provided by financing activities                                     26,793            649,307
                                                                           --------------     --------------

   Increase (decrease) in cash and cash equivalents                                 3,934            (36,866)

Cash and cash equivalents at beginning of year                             $       14,127     $       50,993
                                                                           --------------     --------------

Cash and cash equivalents at end of period                                 $       18,061     $       14,127
                                                                           ==============     ==============

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                  $            0     $            0
                                                                           ==============     ==============
Non-cash operating activities:
   Trade revenue                                                           $       46,216     $      305,821
                                                                           ==============     ==============
   Trade expense                                                           $       44,603     $      275,352
                                                                           ==============     ==============


                The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Paugus Television, Inc. (the "Company"), a Delaware Corporation, was organized in 1988 for the purpose of owning and operating a television station, WGOT-TV, in Manchester, New Hampshire, serving the Boston, Massachusetts market.

     The Company has incurred substantial cumulative net losses through December 31, 1994 totalling approximately $10,067,000. Additionally, the Company owes approximately $7,811,000 on demand notes payable and accrued interest to a related party. The Company does not have sufficient means to repay the notes payable (see Note 6). These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management plans to liquidate the Company's liabilities through a sale of the Company's assets (see Note 9).

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

          Broadcasting tower and equipment                          7 years
          Office furniture equipment and other                      5 years
          Leasehold improvements                              Term of lease

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life as follows:

          Goodwill                                                 25 years
          Favorable lease agreement                           Term of lease
          Organization costs                                        5 years

     Program rights

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability. Program rights are amortized on a method that approximates the straight-line basis over the related term. Program rights which will not be aired are charged to expense. Current program rights represent programs

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

     which will be amortized during the next year, current liabilities represent program rights which will be paid within the year under contractual agreement.

     Income taxes

     Provisions are made to record deferred income taxes in recognition of items reported differently for financial reporting purposes than for federal and state income tax purposes. The Company records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Trade agreements

     The Company enters into trade agreements which give rise to advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertised air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

     Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company's management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. The results of operations for the quarter ended March 31, 1995 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1995.

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

2.   PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:


                                                            DECEMBER 31,
                                                               1994
     Broadcasting tower and equipment                     $    1,138,870
     Office furniture, equipment and other                       188,992
     Leasehold improvements                                      122,491
                                                          --------------
                                                               1,450,353
     Accumulated depreciation                                 (1,248,150)
                                                          --------------
     Property and equipment, net                          $      202,203
                                                          ==============

     Depreciation expense for the year                    $      170,537
                                                          ==============


3.   INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                            DECEMBER 31,
                                                               1994
     Goodwill                                             $      734,245
     Favorable lease agreement                                   119,500
     Organization costs                                           14,705
                                                          --------------
                                                                 868,450
     Accumulated amortization                                   (281,132)
                                                          --------------
     Intangible assets, net                               $      587,318
                                                          ==============

     Amortization expense for the year                    $       32,919
                                                          ==============

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

4.   PROGRAM RIGHTS:

     Program rights consist of the following:

                                                               DECEMBER 31,
                                                                   1994
     Program rights                                         $      305,751
     Accumulated amortization                                     (202,326)
                                                            --------------
                                                                   103,425
     Less current program rights                                   (68,754)
                                                            --------------
                                                            $       34,671
                                                            ==============

     Amortization expense for the year                      $      174,034
                                                            ==============


5.   PROGRAM RIGHTS PAYABLE:

     Program rights payable represent the obligation incurred to secure the right to broadcast program material in accordance with a contractual agreement. Future minimum annual payments under these contractual agreements as of December 31, 1994, are as follows:

               1995                                         $      111,594
               1996                                                 36,089
                                                            --------------
                                                            $      147,683
                                                            ==============

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

6.   RELATED PARTY NOTES PAYABLE:

     Related party notes payable consist of the following:

                                                            DECEMBER 31,
                                                                1994
     Note payable to stockholder, interest
      at Federal Funds Rate +1%, principal and
      interest due on demand                               $    3,853,650

     Note payable to stockholder, interest
      at Federal Funds Rate +1%, principal and
      interest due on demand                                    2,914,150
                                                           --------------

                                                           $    6,767,800
                                                           ==============



     The Company has entered into multiple note payable agreements with its primary stockholders, the Perceival Lowell Trust and the Roger L. Putnam Trust (the "Trusts") whereby the Trusts fund working capital shortfalls on a monthly basis. The notes payable are secured by all assets of the Company, including the FCC license, accrue interest at the Federal Funds rate +1% and are due on demand. At December 31, 1994, accrued interest payable on the notes was $569,047 and $474,458, respectively. No principal or interest payments were made for the year ended December 31, 1994.

7.   INCOME TAXES:

     Deferred tax assets and liabilities consist of the following:

                                                            DECEMBER 31,
                                                                1994
     Assets:
        Fixed assets                                       $        9,432
        Allowance for doubtful accounts                             9,255
        Net operating loss carryforwards                        4,038,004
        Valuation allowance                                    (4,049,045)

     Liabilities:
        Intangible assets                                          (7,646)
                                                           --------------
                                                           $            0
                                                           ==============

Paugus Television, Inc. (WGOT-TV)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994
- --------------------------------------------------------------------------------

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. A valuation allowance has been provided for the net operating loss carryforwards.

8.   COMMITMENTS AND CONTINGENCIES:

     The Company incurred expenses of approximately $94,652 for the year ended December 31, 1994 under non-cancelable operating leases for office equipment and tower space. Future minimum annual payments under these non-cancelable operating leases as of December 31, 1994, are as follows:


                                                           PAYMENT
             1995                                     $       95,320
             1996                                             15,600
                                                      --------------
                                                      $      110,920
                                                      ==============


9.   SUBSEQUENT EVENT:

     On May 17, 1995, the Company sold the assets to Paxson Communications Corporation for approximately $3,100,000.

     (c)     Exhibits.

     Exhibit Number                    Description
     --------------                    -----------
         2.1          Asset Purchase Agreement by and between Paxson Communications Corp. and Sandino Telecasters, Inc.,
                      dated as of December 5, 1994*

         2.2          First Letter Amendment, dated as of December 2, 1994, to Asset Purchase Agreement by and between
                      Paxson Communications Corp. and Sandino Telecasters, Inc., dated as of December 5, 1994*

         2.3          Second Letter Amendment, dated as of December 5, 1994, to Asset Purchase Agreement by and between
                      Paxson Communications Corp. and Sandino Telecasters, Inc., dated as of December 5, 1994*

         2.4          Third Amendment, dated as of May 17, 1995, to Asset Purchase Agreement by and between Paxson
                      Communications Corp. and Sandino Telecasters, Inc., dated as of December 5, 1994*

         2.5          Asset Purchase Agreement by and between Paxson Communications of Boston-60, Inc., Paugus
                      Television, Inc., The Roger L. Putnam Trust and The Estate of Percival Lowell, dated as of
                      January 20, 1995*

         2.6          First Amendment, dated as of May 17, 1995, to Asset Purchase Agreement by and between Paxson
                      Communications of Boston-60, Inc., Paugus Television, Inc., The Roger L. Putnam Trust and The
                      Estate of Percival Lowell, dated as of January 20, 1995*

         23.1         Consent of Price Waterhouse LLP.


- --------------------------

     *Previously filed.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PAXSON COMMUNICATIONS
                                        CORPORATION
                                        (Registrant)

                                        By: /s/ Arthur D. Tek
                                            ------------------------
                                        Arthur D. Tek, its Treasurer

                                        Date:  July 31, 1995